                                                                     EXHIBIT  23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Varian Associates, Inc. on Forms S-8 (Nos. 33-46000, 33-33661, 33-33660,
2-95139, and 33-1425) and Forms S-8 and S-3, (No. 33-40460), of our report dated October 18, 1995, on our audits of the consolidated financial statements and financial statement schedules of Varian Associates, Inc. as of September 29, 1995 and September 30, 1994 and for each of the three fiscal years in the period ended September 29, 1995, which report is incorporated in this Form 10-K by reference to the Company's 1995 Annual Report to Stockholders.



                                            /s/ Coopers & Lybrand  L.L.P.
                                            -----------------------------------
                                                Coopers & Lybrand  L.L.P.



San Jose, California
December 21, 1995